Exhibit 24
THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY

Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the "Registrant"), does hereby make, constitute and appoint Jon R. Moeller, Chief Financial Officer of the Registrant, Valarie L. Sheppard, Senior Vice President, Comptroller and Treasurer of the Registrant, Deborah P. Majoras, Secretary of the Registrant, and any other person holding the position of Chief Financial Officer, Treasurer or Secretary of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, with the full power to execute and file:

(i)
the Registration Statement on Form S-3 (the "Form S-3 Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant in connection with The Procter & Gamble Shareholder Investment Program (the "Plan"), as may be revised in accordance with the Registrant resolution entitled "Authorize Filing of S-3 Registration Statements for The Procter & Gamble Shareholder Investment Program and The Procter & Gamble U.K. Share Investment Scheme";

(ii)	any and all replacement registration statements, prospectuses, amendments, including post-effective amendments, and exhibits to the Form S-3 Registration Statement; and

(iii)	any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-3 Registration Statement or any and all amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney-in-fact and agent or their substitute or substitutes.

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of October 14, 2014.

Signature	Title

/s/ A.G. Lafley	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
A.G. Lafley

/s/ Jon R. Moeller	Chief Financial Officer (Principal Financial Officer)
Jon R. Moeller

/s/ Valarie L. Sheppard	Senior Vice President, Comptroller and Treasurer (Principal Accounting Officer)
Valarie L. Sheppard

/s/ Angela F. Braly	Director
Angela F. Braly

/s/ Kenneth I. Chenault	Director
Kenneth I. Chenault

/s/ Scott D. Cook	Director
Scott D. Cook

/s/ Susan Desmond-Hellmann	Director
Susan Desmond-Hellmann

/s/ Terry J. Lundgren	Director
Terry J. Lundgren

/s/ W. James McNerney, Jr.	Director
W. James McNerney, Jr.

/s/ Margaret C. Whitman	Director
Margaret C. Whitman

/s/ Mary Agnes Wilderotter	Director
Mary Agnes Wilderotter

/s/ Patricia A. Woertz	Director
Patricia A. Woertz

/s/ Ernesto Zedillo	Director
Ernesto Zedillo